Exhibit 10.1


                          BUSINESS CONSULTING AGREEMENT


         THIS CONSULTING AGREEMENT, made this 3rd day of April, 2002 by and between Michael Russ, whose address is: 1278 Glenneyre, Suite 212, Laguna Beach, CA 92651,(hereinafter referred to as "Consultant"), and Wasatch Pharmaceutical, Inc., 310 East 4500 South, Suite 450, Murray, UT 84107, a Utah corporation, (hereinafter referred to as "Company").

                                   WITNESSETH
                                    RECITALS

         WHEREAS, the Company desires to obtain consulting services in the areas of business relations, public markets and public relations and;.

         WHEREAS, the Company desires to obtain the benefit of the services of the Consultant as a financial and business advisor and consultant and in connection with its business operations;

         WHEREAS, the Consultant desires to render such services to the Company.

         NOW THEREFORE, in consideration of the premises the mutual promises and covenants as herein contained, the parties have agreed as follows:

1.       SERVICES

         The services to be rendered by Consultant shall consist of financial and business consulting to the company which shall include, but not be limited to the following:.

         (a) Promoting the interests of the Company and its products; and,

         (b) Locating and assisting in the negotiations of business opportunities for mergers, acquisitions, joint ventures and other similar business ventures involving the Company.

         (c) Locating and assisting in the negotiations and acquisition of potential business opportunities and expansion of the Company's markets in the United States, (e) Introduction of the company to markets in Europe and Canada.

         (f) Nothing in this Agreement shall be in any way demand, entice or require Consultant to circumvent or violate the provisions of Form S-8 of the Securities Act of 1922, as amended, including, but not limited to, providing any service that is in connection with the offer or sale of securities in a capital-raising transaction or to directly or indirectly promote or maintain a market for the Corporation's securities.

2.       TERM

         This Agreement shall remain in full force and effect for an initial period of twelve (12) months from the date hereof. This agreement will not be exclusive to or from either party.

3.       COMPENSATION

         Concurrently with the execution hereof, the Company shall grant and issue to Consultant the option to purchase 50,000,000 shares of $.001 par value common stock of the Company (the "Shares") which shall be registered with the United States Securities and Exchange Commission and applicable state securities agencies so as to enable the Shares to be freely saleable and tradable in the public securities markets. The Company shall use its best and diligent efforts to maintain all SEC and other registrations so as to enable said Shares to be fully saleable and tradable for a period of two (2) years from the date hereof. The option shall have an exercise price of $.005. The Exercise Date is the date the signed Exercise Form is faxed to the Company at 801-263-6028. The day following the Exercise Date, shares representing the exercised shares will be sent overnight to the Escrow Agent. On the same day the exercised shares are received, the Consultant Agent will wire transfer the total exercise price into the account of:

         Bank:                              Union Bank of California
                                            The Private Bank - Newport Beach
                                            Irvine, CA 92612

         ABA Routing:                       122 000 496

         Account No:                        470 000 1879

         Account Name:                      Owen M. Naccarato
                                            Attorney Fund Account III

The stock options shall expire on March 31, 2003 at 5:00 P.M. M.S.T. Consultant in providing the foregoing services shall be reimbursed for any pre-approved out-of-pocket costs, including, without limitation, travel, lodging, telephone, postage and over night shipping charges

4.       RELATIONSHIP OF PARTIES

         Consultant, which shall include all of its employees, is an independent contractor and not an employee of the Company, and as such no employer-employee relationship has been created by this agreement, and all documents or items to be released by Consultant shall first be approved by the Company. Consultant will report the shares received hereinunder as compensation due under this Agreement and will pay any applicable taxes thereon.

5.       CONFIDENTIALITY

         Consultant agrees not to disclose any Confidential Information of the Company and to take all reasonable precautions to prevent unauthorized dissemination of any Confidential Information gained during and after this Agreement. Consultant agrees not to use any of the Company's Confidential Information for its own benefit or for the benefit of anyone other than the Company. Confidential Information means information relating to the research, development, products, methods of manufacturing, trade secrets, business plans, customers, finances, and personnel data relating to the business affairs of the Company. Confidential Information does not include any information: (a) which Consultant knew before the Company disclosed it; (b) which has become publicly known through no wrongful acts of Consultant or which Consultant developed independently as evidenced by appropriate documentation.

6        NON-COMPETITION

         To induce the Company to enter into this Agreement, Consultant covenants and agrees that during the term of this Agreement, Consultant shall not directly or indirectly for his own account or either, as agent, servant, or employee, or as a shareholder of any corporation or member of any firm, own, manage, operate, join, control, be employed by, or participate in the ownership, management, operation, or control of any individual, entity, or business that conducts a business that is now directly or indirectly in competition with the Company.

7.       NON-SALE PROVISION

         The parties hereto hereby represent to the other that the services contracted for and to be rendered hereunder do not involve, or are not in any way, connected to the offer or sale of securities in any capital raising transaction.

8.       GOVERNING LAWS

         This Agreement shall be interpreted and governed by the laws of the state of Utah.

9.       NOTICES

         All notices to be delivered hereinunder shall be deemed given if addressed to the parties at the addresses first set forth above.

10.      TERMINATION.

         (a) Termination shall occur at the conclusion of the time specified above, or in the event this Agreement or performance hereunder shall contravene public policy, or constitute a material violation of any law or regulation of any federal or state government agency, or either party becomes insolvent, or is adjudicated bankrupted, or seeks the protection of any provision of the National Bankruptcy Act, or either party is enjoined, or consents to, any order relating to any violation of any state or federal securities law, then this Agreement shall be terminated, and be deemed null and void upon such termination; neither party shall be obligated hereunder and neither party shall have any further liability to the other.

         (b) Either party may terminate this Agreement upon breach by the other party of any material provisions of this Agreement.

         (c)

11.      ARBITRATION

         Any controversy or claim arising out of or related to this Agreement shall be settled by arbitration in accordance with the rules and under the auspices of the American Arbitration Association; and any arbitration shall be conducted in the Salt Lake County, Utah. Any findings of the arbitration will be final and enforceable in state and federal court.

12.      ENTIRE AGREEMENT; MODIFICATION.

         (a) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, understandings, agreements, arrangements, and understandings, both oral and written, among the parties hereto with respect to such subject matter.

         b) AMENDMENT

         This Agreement may not be amended or modified in any respect, except by the mutual written agreement of the parties hereto.

         (c) WAIVERS AND REMEDIES

         The waiver by any of the parties hereto of any other party's prompt and complete performance, or breach or violation, of any provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any of the parties hereto to exercise any right or remedy which it may possess hereunder shall not operate nor be construed as a bar tot he exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation.

         (d) SEVERABILITY

         The invalidity of any one or more of the words, phrases, sentences, clauses, sections, or subsections contained in the Agreement shall not effect the enforceability of the remaining portions of this Agreement or any part hereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, sections, or subsections contained in this Agreement shall be declared invalid by a court of competent jurisdiction, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, section or sections, or subsection or subsections had not been inserted.

13.      COUNTERPARTS.

         This Agreement may be executed in one or more counterparts, all of which together shall constitute only one Agreement.

IN WITNESS WHEREOF, the parties hereto have caused these presents to be signed and their respective seals to be hereunto affixed the day and year above written.


WASATCH PHARMACEUTICAL, INC.

/s/ Gary V. Heesch                              April 3, 2002
-------------------------------             -----------------------
Gary V. Heesch, President                    Date



MICHAEL RUSS

/s/ Michael Russ                                April 3, 2002
--------------------------------            ------------------------
Consultant                                    Date